SCHEDULE 14C INFORMATION
     INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

 Check the appropriate box:
 (X)  Preliminary information statement    ( )  Confidential, for use of the
                                                Commission only (as permitted
                                                By rule 14c-5(d)(2))
 ( )  Definitive information statement


                          VAN KAMPEN SERIES FUND, INC.
      (Name of Registrant as specified in its Articles of Incorporation)

 Payment of Filing Fee:
 (X)  No fee required.
 ( )  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
 ( )  Fee paid previously with preliminary materials.


                          VAN KAMPEN SERIES FUND, INC.
                           ON BEHALF OF ITS SERIES:
                        MORGAN STANLEY MONEY MARKET FUND
                                      AND
           MORGAN STANLEY GOVERNMENT OBLIGATIONS MONEY MARKET FUND
                         1 Parkview Plaza, PO Box 5555
                    Oakbrook Terrace, Illinois 60181-5555
                             Telephone (800) 341-2911



                             INFORMATION STATEMENT

      This Information Statement is being furnished to you by the Board of Directors (the "Directors" or "Board of Directors") of the Morgan Stanley Money Market Fund (the "Money Market Fund") and the Morgan Stanley Government Obligations Money Market Fund (the "Government Obligations Fund") (the Money Market Fund and the Government Obligations Fund are collectively referred to herein as the "Funds"), each a separate series of the Van Kampen Series Fund, Inc., a Maryland corporation (the "Company"), to inform all holders of each Fund's shares of common stock, par value $0.001 per share (the "Shares"), of the Directors' approval and the subsequent approval by shareholders of each Fund of the complete redemption of all outstanding Shares of each such Fund which is scheduled for September 15, 1999. Each Fund is redeeming its outstanding Shares as of September 15, 1999 in connection with the anticipated discontinuation of the institutional money market line of business by the Funds' investment subadviser. This document provides notice of the proposed redemption and is provided solely for your information. The approximate mailing date of this Information Statement is July [30], 1999.

      Holders of record of each Fund's Shares on the close of business on July [23], 1999 (the "Record Date") are entitled to receive this Information Statement. On the Record Date, the Money Market Fund had issued, outstanding and entitled to vote ________ Shares, and holders of ________ (or ____% of the outstanding Shares of the Money Market Fund) as of the Record Date have consented in writing approving the complete redemption of the Money Market Fund. On the Record Date, the Government Obligations Fund had issued, outstanding and entitled to vote ________ Shares, and holders of ________ (or ____% of the outstanding Shares of the Government Obligations Fund) as of the Record Date have consented in writing approving the complete redemption of the Government Obligations Fund. As a result, no further votes or consent will be needed. See "Shareholder Information" below.


                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                     ARE REQUESTED NOT TO SEND US A PROXY.


 THE COMPANY AND THE FUNDS

      The Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Each Fund is a separate, diversified series of the Company. Each Fund's investment objective is to seek to provide as high a level of current interest income as is consistent with maintaining liquidity and stability of principal. Each Fund seeks to achieve its investment objective by investing primarily in money market securities, with the Government Obligations Fund maintaining at least 65% of its assets in money market securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. There is no assurance that either Fund can achieve its investment objective. The Money Market Fund (and its predecessor) commenced investment operations on August 4, 1989. The Government Obligations Fund (and its predecessor) commenced investment operations on March 12, 1992.

      The business of each Fund is managed under the supervision of the Company's Board of Directors. Each Fund is advised and administered by Van Kampen Investment Advisory Corp. which is located at 1 Parkview Plaza, PO Box 5555, Oakbrook Terrace, Illinois 60181-5555. Each Fund is subadvised by Dean Witter Morgan Stanley Investment Management Inc. which is located at 1221 Avenue of the Americas, New York, New York 10020. Each Fund is distributed by Van Kampen Funds Inc. which is also located at 1 Parkview Plaza, PO Box 5555, Oakbrook Terrace, Illinois 60181-5555. Each Fund receives subadministration services from Chase Global Funds Services Company, a corporate affiliate of The Chase Manhattan Bank, which is located at 73 Tremont Street, Boston, Massachusetts 02108-3913.

      Further information about each Fund is available in its most recent prospectus, annual report and semi-annual report, each of which may be obtained free of charge by calling 1-800-341-2911 or by writing to the respective Fund at the 1 Parkview Plaza, PO Box 5555, Oakbrook Terrace, Illinois 60181-5555.

 COMPLETE REDEMPTION OF THE FUNDS

      Each Fund anticipates redeeming all of its outstanding Shares as of September 15, 1999, with the termination of each Fund promptly thereafter. Redemptions will be processed at the net asset value per Share of the respective Fund as of the redemption date consistent with the redemption procedures in the Fund's prospectus.

      On May 26, 1999, the Board of Directors of the Company met and approved the complete redemption of the outstanding Shares of each Fund. In addition, the Board of Directors approved submitting this proposal to the shareholders of the respective Funds for shareholder approval. Holders of ________ Shares of the Money Market Fund (or ____% of the outstanding Shares of the Money Market Fund) as of the Record Date have consented in writing approving the complete redemption of the Money Market Fund in compliance with applicable law and no further votes are needed. Holders of ________ Shares of the Government Obligations Fund (or ____% of the outstanding Shares of the Government Obligations Fund) as of the Record Date have consented in writing approving the complete redemption of the Government Obligations Fund in compliance with applicable law and no further votes are needed. The Board of Directors does not intend to solicit any proxies or consents from other shareholders in connection with this action. No action is required by you as a shareholder of the Funds; this Information Statement is provided to you for your information in compliance with applicable law.

      The expenses related to the liquidation and dissolution of the Funds, including the expenses of preparing, printing and mailing this Information Statement, will be paid by the Funds' Adviser.

 SHAREHOLDER INFORMATION

      As of the Record Date, the total number of Shares issued, outstanding and entitled to vote of the Money Market Fund was ________ Shares. As of the Record Date, the total number of Shares issued, outstanding and entitled to vote of the Government Obligations Fund was ________ Shares. Shareholders of the Funds on the Record Date were entitled to one vote per Share with no Share having cumulative voting rights. As of the Record Date, the Directors and officers of the Fund as a group owned less than 1% of the outstanding Shares of the Fund. As of the Record Date, no shareholders, to the knowledge of the Funds owned beneficially more than 5% of the Funds' outstanding Shares except for: ______________________________ ___________________________________ which held approximately ______% of the outstanding Shares of the Money Market Fund and approximately ______% of the outstanding Shares of the Government Obligations Fund and therefore could be deemed to control the Funds.


 July __, 1999

                                          A. Thomas Smith III
                                      Vice President and Secretary